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                                   EXHIBIT 11

              Statement Regarding Computation of Earnings Per Share
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                                                              3 Months      3 Months     6 Months    6 Months
                                                                Ended        Ended        Ended        Ended
                                                               12/31/97     12/31/96     12/31/97    12/31/96
                                                              ---------    ---------    ---------    --------
Net Earnings                                                  $214.218     $157,376     $461,042     $ 30,077
                                                              =========    =========    =========    ========


Basic earnings per share:
     Weighted average shares outstanding                       853,060      855,732      852,070      875,803

     Less unearned employee stock ownership plan shares        (32,834)     (46,164)     (34,435)     (47,953)
                                                             ----------    ---------    ---------     --------

Weighted average number of common shares outstanding           820,226      809,568      817,635      827,850
                                                             =========      =======    =========      =======

Earnings per common share - basic                          $      0.26  $      0.19  $      0.56  $      0.04
                                                           ===========  ===========  ===========  ===========

Diluted earnings per share:
     Weighted average shares outstanding                       853,060      855,732      852,070      875,803

     Less unearned employee stock ownership plan shares        (32,834)     (46,164)     (34,435)     (47,953)

     Assumed incremental option shares
        using the treasury stock method                         36,440       17,745       32,945       16,912
                                                            ----------     --------    ---------    ---------

Common and common equivalent shares outstanding                856,666      827,313      850,580      844,762
                                                             =========      =======      ========    ========

Earnings per common share - diluted                        $      0.25  $      0.19   $     0.54   $     0.04
                                                           ===========  ===========   ==========   ==========

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